As filed with the Securities and Exchange Commission on March 16, 2021.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Tech and Energy Transition Corporation
(Exact name of registrant as specified in its charter)

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Delaware	6770	83-0781939
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

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125 W 55th St
New York, NY 10019
Telephone: (212) 231-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Corporation Service Company
251 Little Falls Drive
Wilmington, DE 19808
Telephone: (800) 927-9800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Thomas J. Ivey, Esq. Gregg Noel, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, CA 94301 (650) 470-4500	Frank Lopez, Esq. Jonathan Ko, Esq. Paul Hastings LLP 200 Park Avenue New York, NY 10166 (212) 318-6000

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File Number 333-253444

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(2)	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-third of one redeemable warrant	4,025,000	$10.00	$40,250,000	$4,391.28
Shares of Class A common stock included as part of the units(3)	4,025,000	—	—	—	(4)
Redeemable warrants included as part of the units(3)	1,341,667	—	—	—	(4)
Total			$40,250,000	$4,391.28	(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act.
(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-253444).
(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g) under the Securities Act.
(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $402,500,000 on its Registration Statement on Form S-1, as amended (File No. 333-253444), which was declared effective by the Securities and Exchange Commission on March 16, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $40,250,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 4,025,000 additional units of Tech and Energy Transition Corporation, a Delaware corporation (the “Registrant”), each consisting of one share of Class A common stock and one-third of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1 (File No. 333-253444) (the “Prior Registration Statement”), initially filed by the Registrant on February 24, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on March 16, 2021. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of March 17, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than March 17, 2021.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)     Exhibits.    All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (File No. 333-253444) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit	Description
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of Marcum LLP
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
24	Power of Attorney (included in signature page to the Registrant’s Prior Registration Statement (File No 333-253444) filed on February 24, 2021).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 16th day of March 2021.

TECH AND ENERGY TRANSITION CORPORATION

By:	/s/ John Spirtos
Name:	John Spirtos
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Spirtos	Chief Executive Officer and President	March 16, 2021
John Spirtos	(Principal Executive Officer)

/s/ Stephan Feilhauer	Chief Financial Officer	March 16, 2021
Stephan Feilhauer	(Principal Financial and Accounting Officer)

/s/ Lawrence Handen	Director	March 16, 2021
Lawrence Handen

/s/ Daniel R. Hesse	Director	March 16, 2021
Daniel R. Hesse

/s/ David Roseman	Director	March 16, 2021
David Roseman

/s/ Virginia Breen	Director	March 16, 2021
Virginia Breen

/s/ James Avery	Director	March 16, 2021
James Avery

/s/ Gregory Gilmore	Director	March 16, 2021
Gregory Gilmore

/s/ Diarmuid O’Connell	Director	March 16, 2021
Diarmuid O’Connell

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